                                                                    EXHIBIT 99.1
PRESS RELEASE           ========================================================
                                           CONTACT:
                                           CAROLYN A. FREDRICH
                                           Director - Investor Relations
[ALLIANCE RESOURCE PARTNERS, INC. LOGO]    Alliance Resource Partners, L.P.
                                           1717 South Boulder Avenue, Suite 600
                                           Tulsa, Oklahoma 74119
                                           (918) 295-7642

FOR IMMEDIATE RELEASE

ALLIANCE RESOURCE PARTNERS, L.P.

Announces Fourth Quarter Results and Record 2002 Earnings--112% Higher than 2001; Increases Quarterly Cash Distribution By 5% To $0.525 Per Unit

TULSA, Oklahoma, January 28, 2003 -- Alliance Resource Partners, L.P. (Nasdaq:
ARLP) today announced record earnings for 2002, reporting net income of $36.3 million, or $2.31 per basic limited partner unit, representing a 112 percent increase over 2001 net income of $17.1 million, or $1.09 per unit. Fourth quarter net income was $6.0 million, or $0.38 per basic limited partner unit, compared to a loss of $3.0 million, or $0.19 per unit, during the same period the previous year.

EBITDA (income before net interest expense, income taxes, depreciation, depletion and amortization) for the fourth quarter ended December 31, 2002 was $22.8 million, compared to $13.1 million for the same quarter of 2001. EBITDA for the year 2002 was a record $100.0 million compared to $79.4 million for the year 2001. Financial results for 2001 included the benefit of a cumulative effect of an accounting change totaling $7.9 million related to a change in accounting for black lung expense. Excluding this benefit, EBITDA for 2001 was $71.4 million and net income was $9.2 million.

The Partnership also announced today a 5% increase in its quarterly cash distribution as its Board of Directors declared a quarterly cash distribution of $0.525 per unit with respect to the fourth quarter of 2002 (an annualized rate of $2.10), payable on February 14, 2003, to all unitholders of record as of February 3, 2003. The third quarter 2002 cash distribution was $0.50 per unit (an annualized rate of $2.00).

"The Alliance organization had an outstanding year in 2002, achieving another record year by finishing strong, with record fourth quarter revenues and tons sold," said Joseph W. Craft III, President and Chief Executive Officer. "I am pleased we are able to share our success with our unitholders by increasing the quarterly cash distribution for the first time in our short history as a public company."

Revenues and tons sold for the 2002 fourth quarter were at record levels for the Partnership, totaling $133.7 million and 4.7 million tons, respectively, compared to $110.9 million and 4.1 million tons in the fourth quarter of 2001. The increases in revenues and tons sold reflect higher coal price contracts secured during the second half of 2001 as well as increased volumes associated with the previously announced coal synfuel-related agreements and higher productivity from the Pattiki, MC Mining and Mettiki mining complexes.



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For the year ended December 31, 2002, the Partnership revenues were $517.7 million and coal sales were 18.3 million tons, compared to $446.3 million and
17.0 million tons for the same period of 2001. The increases in revenues and tons sold for the year reflect improved productivities at the Partnership's operations, higher price realizations from coal sales, and increased volumes associated with coal synfuel-related agreements. Production costs per ton for the full year 2002, exclusive of coal synfuel and sales-related expenses, were essentially flat compared to prior year costs.

In 2002, the Partnership's capital expenditures totaled $51.5 million, including maintenance capital expenditures of $29.0 million. The remaining capital expenditures related primarily to the previously announced extension of the Pattiki mine into an adjacent reserve area and a new mine shaft at the Dotiki mine. Both of these projects are expected to be completed in the second quarter of 2003. Alliance is estimating full-year 2003 capital expenditures of approximately $68.0 million, including approximately $30.0 million associated with the previously announced acquisition of Warrior Coal, which is on schedule to close during the first quarter of 2003. As a result of the Warrior Coal acquisition, the annual maintenance capital for the Partnership is expected to increase to $32.0 million. The balance of the capital expenditures in 2003 relate to the completion of the Dotiki mine construction project mentioned above and adding a fourth unit of production at the Gibson County mine. As a result of the capital expenditures program in 2002 and the anticipated acquisition of Warrior Coal in the first quarter of 2003, the Partnership expects depreciation expense to increase by approximately $7.0 million in 2003.

Looking ahead, Mr. Craft stated, "Just like last year, demand for our product will be the key to maximizing our financial results in 2003. As a result of the anticipated Warrior Coal acquisition and the efficiency investments we are making at several of our operations, we are positioned to increase our production by approximately 3.0 million tons in 2003. At this time, we are not planning to buy any significant third-party coal production for subsequent resale in 2003. Currently, we have commitments for approximately 84% of the 19.6 million tons of coal sales targeted for this year. In addition, we are in final discussions for the sale of 1.2 million tons to be delivered this year, which, once the negotiations are concluded, will give us commitments in-hand for approximately 90% of this year's coal sales target. With this winter's weather being colder than a year ago, natural gas prices and petroleum coke prices rising, and supply reductions in Central Appalachia, I will be disappointed if we do not reach our sales target."

Mr. Craft added, "We are hopeful the recent investments made by the Partnership will result in lower costs in 2003 and increased coal sales volume, which, together, will offset the Partnership's approximately $1.00 per ton lower sales prices anticipated due to renewing expiring 2001 sales contracts at lower prices."

For the full year ending December 31, 2003, the Partnership is giving guidance that net income is expected in the range of $30.0 million to $40.0 million.

The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. Except for the Warrior Coal acquisition, these projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding business risks that could affect our results.


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Alliance Resource Partners is the nation's only publicly traded master limited partnership involved in the production and marketing of coal. Alliance Resource Partners currently operates seven mining complexes in Illinois, Indiana, Kentucky and Maryland.


DEFINITION: EBITDA IS PRESENTED ABOVE BECAUSE IT IS A WIDELY ACCEPTED FINANCIAL INDICATOR OF A COMPANY'S ABILITY TO INCUR AND SERVICE DEBT. EBITDA SHOULD NOT BE CONSIDERED AS AN ALTERNATIVE TO NET INCOME, INCOME FROM OPERATIONS, CASH FLOWS FROM OPERATING ACTIVITIES OR ANY OTHER MEASURE OF FINANCIAL PERFORMANCE PRESENTED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. EBITDA IS NOT INTENDED TO REPRESENT CASH FLOW AND DOES NOT REPRESENT THE MEASURE OF CASH AVAILABLE FOR DISTRIBUTION, BUT PROVIDES ADDITIONAL INFORMATION FOR EVALUATING THE PARTNERSHIP'S ABILITY TO MAKE MINIMUM QUARTERLY DISTRIBUTIONS. THE PARTNERSHIP'S METHOD OF COMPUTING EBITDA MAY NOT BE THE SAME METHOD USED TO COMPUTE SIMILAR MEASURES REPORTED BY OTHER COMPANIES, OR EBITDA MAY BE COMPUTED DIFFERENTLY BY THE PARTNERSHIP IN DIFFERENT CONTEXTS (I.E., PUBLIC REPORTING VERSUS COMPUTATION UNDER FINANCING AGREEMENTS).

FORWARD-LOOKING STATEMENTS: WITH THE EXCEPTION OF HISTORICAL MATTERS, ANY MATTERS DISCUSSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS. SPECIFICALLY, THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS RELATING TO CAPITAL EXPENDITURES, NET INCOME, COAL PRODUCTION, AND PRICING OF AND DEMAND FOR COAL. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM PROJECTED RESULTS. THESE RISKS, UNCERTAINTIES AND CONTINGENCIES INCLUDE, BUT ARE NOT LIMITED TO, THE
FOLLOWING: COMPETITION IN COAL MARKETS AND OUR ABILITY TO RESPOND TO THE COMPETITION; FLUCTUATION IN COAL PRICES, WHICH COULD ADVERSELY AFFECT OUR OPERATING RESULTS AND CASH FLOWS; DEREGULATION OF THE ELECTRIC UTILITY INDUSTRY AND/OR THE EFFECTS OF ANY ADVERSE CHANGES IN THE DOMESTIC COAL INDUSTRY, ELECTRIC UTILITY INDUSTRY, OR GENERAL ECONOMIC CONDITIONS; DEPENDENCE ON SIGNIFICANT CUSTOMER CONTRACTS, INCLUDING RENEWING CUSTOMER CONTRACTS UPON EXPIRATION; CUSTOMER CANCELLATIONS OF, OR BREACHES TO, EXISTING CONTRACTS; CUSTOMER DELAYS OR DEFAULTS IN MAKING PAYMENTS; FLUCTUATIONS IN COAL DEMAND, PRICE AND AVAILABILITY DUE TO LABOR AND TRANSPORTATION COSTS AND DISRUPTIONS, EQUIPMENT AVAILABILITY, GOVERNMENTAL REGULATIONS AND OTHER FACTORS; OUR PRODUCTIVITY LEVELS AND MARGINS THAT WE EARN ON OUR COAL SALES; ANY UNANTICIPATED INCREASES IN LABOR COSTS, ADVERSE CHANGES IN WORK RULES, OR UNEXPECTED CASH PAYMENTS ASSOCIATED WITH POST-MINE RECLAMATION AND WORKERS' COMPENSATION CLAIMS; GREATER THAN EXPECTED ENVIRONMENTAL REGULATIONS, COSTS AND LIABILITIES; A VARIETY OF OPERATIONAL, GEOLOGIC, PERMITTING, LABOR AND WEATHER-RELATED FACTORS; RISKS OF MAJOR MINE-RELATED ACCIDENTS OR INTERRUPTIONS; RESULTS OF LITIGATION; DIFFICULTY MAINTAINING OUR SURETY BONDS FOR MINE RECLAMATION AS WELL AS WORKERS' COMPENSATION AND BLACK LUNG BENEFITS; DIFFICULTY OBTAINING COMMERCIAL PROPERTY INSURANCE; AND RISKS ASSOCIATED WITH OUR 15.48% PARTICIPATION (EXCLUDING ANY APPLICABLE DEDUCTIBLE) IN THE COMMERCIAL PROPERTY PROGRAM.

ADDITIONAL INFORMATION CONCERNING THESE AND OTHER FACTORS CAN BE FOUND IN THE PARTNERSHIP'S PUBLIC PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE PARTNERSHIP'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 FILED ON APRIL 1, 2002, AS AMENDED BY THE FORM 10-K/A FILED ON NOVEMBER 25, 2002. EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, THE PARTNERSHIP DOES NOT INTEND TO UPDATE ITS FORWARD-LOOKING STATEMENTS.




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                        ALLIANCE RESOURCE PARTNERS, L.P.

              CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA
                  (IN THOUSANDS, EXCEPT UNIT AND PER UNIT DATA)

                                                            THREE MONTHS ENDED                       YEAR ENDED
                                                                DECEMBER 31,                         DECEMBER 31,
                                                       -------------------------------      -------------------------------
                                                           2002              2001               2002              2001
                                                       -------------     -------------      -------------     -------------
                                                                 (UNAUDITED)
Tons sold                                                      4,740             4,110             18,317            17,025
Tons produced                                                  4,067             3,737             16,417            15,710

SALES AND OPERATING REVENUES:
  Coal sales                                           $     123,647     $     105,435      $     478,383     $     421,996
  Transportation revenues                                      4,500             4,095             18,992            18,090
  Other sales and operating revenues                           5,544             1,402             20,367             6,214
                                                       -------------     -------------      -------------     -------------
     Total revenues                                          133,691           110,932            517,742           446,300
                                                       -------------     -------------      -------------     -------------
EXPENSES:
  Operating expenses                                          88,353            79,662            333,112           307,977
  Transportation expenses                                      4,500             4,095             18,992            18,090
  Outside purchases                                           12,479             9,790             46,738            31,840
  General and administrative                                   5,647             4,503             19,408            17,728
  Depreciation, depletion and amortization                    12,463            12,080             47,218            45,451
  Interest expense                                             4,137             4,061             16,338            16,805
                                                       -------------     -------------      -------------     -------------
     Total operating expenses                                127,579           114,191            481,806           437,891
                                                       -------------     -------------      -------------     -------------

INCOME (LOSS) FROM OPERATIONS                                  6,112            (3,259)            35,936             8,409
OTHER INCOME                                                     111               214                528               752
                                                       -------------     -------------      -------------     -------------
INCOME BEFORE INCOME TAXES AND CUMULATIVE
     EFFECT OF ACCOUNTING CHANGE                               6,223            (3,045)            36,464             9,161
INCOME TAX EXPENSE                                               175                --                175                --
                                                       -------------     -------------      -------------     -------------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT
     OF ACCOUNTING CHANGE                                      6,048            (3,045)            36,289             9,161
CUMULATIVE EFFECT OF ACCOUNTING CHANGE                            --                --                 --             7,939
                                                       -------------     -------------      -------------     -------------
     NET INCOME (LOSS)                                 $       6,048     $      (3,045)     $      36,289     $      17,100
                                                       =============     =============      =============     =============
GENERAL PARTNERS' INTEREST
     IN NET INCOME (LOSS)                              $         121     $         (61)     $         726     $         342
                                                       =============     =============      =============     =============
LIMITED PARTNERS' INTEREST
     IN NET INCOME (LOSS)                              $       5,927     $      (2,984)     $      35,563     $      16,758
                                                       =============     =============      =============     =============
BASIC NET INCOME (LOSS) PER LIMITED
     PARTNER UNIT                                      $        0.38     $       (0.19)     $        2.31     $        1.09
                                                       =============     =============      =============     =============
BASIC NET INCOME (LOSS) PER LIMITED PARTNER
     UNIT BEFORE ACCOUNTING CHANGE                     $        0.38     $       (0.19)     $        2.31     $        0.58
                                                       =============     =============      =============     =============
DILUTED NET INCOME (LOSS) PER LIMITED
     PARTNER UNIT                                      $        0.37     $       (0.19)     $        2.24     $        1.07
                                                       =============     =============      =============     =============
DILUTED NET INCOME (LOSS) PER LIMITED PARTNER
     UNIT BEFORE ACCOUNTING CHANGE                     $        0.37     $       (0.19)     $        2.24     $        0.57
                                                       =============     =============      =============     =============
WEIGHTED AVERAGE NUMBER OF UNITS
     OUTSTANDING-BASIC                                    15,405,311        15,405,311         15,405,311        15,405,311
                                                       =============     =============      =============     =============
WEIGHTED AVERAGE NUMBER OF UNITS
     OUTSTANDING-DILUTED                                  15,842,783        15,708,968         15,842,708        15,684,550
                                                       =============     =============      =============     =============
EBITDA (A)                                             $      22,823     $      13,096      $     100,020     $      79,356
ADJUSTED EBITDA (B)                                    $      22,823     $      13,096      $     100,020     $      71,417



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EBITDA is presented above because it is a widely accepted financial indicator of a company's ability to incur and service debt.

(A) EBITDA is defined as income before net interest expense, income taxes and depreciation, depletion and amortization. EBITDA should not be considered as an alternative to net income, income from operations, cash flows from operating activities or any other measure of financial performance presented in accordance with generally accepted accounting principles. EBITDA has not been adjusted for the cumulative effect of an accounting change. EBITDA is not intended to represent cash flow and does not represent the measure of cash available for distribution, but provides additional information for evaluating the Partnership's ability to make minimum quarterly distributions. The Partnership's method of computing EBITDA may not be the same method used to compute similar measures reported by other companies, or EBITDA may be computed differently by the Partnership in different contexts (i.e., public reporting versus computation under financing agreements). The table below shows how the Partnership calculated EBITDA.

(B) Adjusted EBITDA has been adjusted for the cumulative effect of an accounting change. The table below shows how the Partnership calculated Adjusted EBITDA.



                                                           THREE MONTHS ENDED                   YEAR ENDED
                                                               DECEMBER 31,                     DECEMBER 31,
                                                       ---------------------------      ---------------------------
                                                           2002            2001            2002             2001
                                                       -----------     -----------      -----------     -----------
Net income (loss)                                      $     6,048     $    (3,045)     $    36,289     $    17,100
Interest expense                                             4,137           4,061           16,338          16,805
Income taxes                                                   175              --              175              --
Depreciation, depletion and amortization                    12,463          12,080           47,218          45,451
                                                       -----------     -----------      -----------     -----------
EBITDA                                                      22,823          13,096          100,020          79,356
Cumulative effect of accounting change                          --              --               --          (7,939)
                                                       -----------     -----------      -----------     -----------
Adjusted EBITDA                                        $    22,823     $    13,096      $   100,020     $    71,417
                                                       ===========     ===========      ===========     ===========



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                        ALLIANCE RESOURCE PARTNERS, L.P.

                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT UNIT DATA)

                                                                                    DECEMBER 31,
                                                                               2002               2001
                                                                           ------------      ------------
ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                               $      9,000      $      9,176
   Trade receivables, net                                                        30,793            31,124
   Due from affiliates                                                            1,369                --
   Marketable securities (at cost, which approximates fair value)                    --            10,085
   Inventories                                                                   12,023            11,600
   Advance royalties                                                              5,231             5,353
   Prepaid expenses and other assets                                              2,680             2,020
                                                                           ------------      ------------
       Total current assets                                                      61,096            69,358

PROPERTY, PLANT AND EQUIPMENT AT COST                                           413,889           367,050
LESS ACCUMULATED DEPRECIATION, DEPLETION AND AMORTIZATION                      (206,471)         (169,960)
                                                                           ------------      ------------
                                                                                207,418           197,090
OTHER ASSETS:
   Advance royalties                                                              9,486             9,756
   Coal supply agreements, net                                                    8,167            12,031
   Other long-term assets                                                         2,240             2,670
                                                                           ------------      ------------
                                                                           $    288,407      $    290,905
                                                                           ============      ============

LIABILITIES AND PARTNERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                        $     19,770      $     25,237
   Due to affiliates                                                              4,706             2,595
   Accrued taxes other than income taxes                                          7,615             5,660
   Accrued payroll and related expenses                                           9,319             8,284
   Accrued interest                                                               5,361             5,402
   Workers' compensation and pneumoconiosis benefits                              5,254             4,194
   Other current liabilities                                                      8,899             5,324
   Current maturities, long-term debt                                            16,250            15,000
                                                                           ------------      ------------
       Total current liabilities                                                 77,174            71,696
                                                                           ------------      ------------
LONG-TERM LIABILITIES:
   Long-term debt, excluding current maturities                                 195,000           211,250
   Accrued pneumoconiosis benefits                                               16,067            14,615
   Workers' compensation                                                         19,710            18,409
   Reclamation and mine closing                                                  18,139            15,387
   Due to affiliates                                                              6,152             3,624
   Other liabilities                                                              2,718             2,865
                                                                           ------------      ------------
       Total liabilities                                                        334,960           337,846
                                                                           ------------      ------------

COMMITMENTS AND CONTINGENCIES

PARTNERS' CAPITAL (DEFICIT):
   Common Unitholders 8,982,780 units outstanding                               144,216           141,448
   Subordinated Unitholder 6,422,531 units outstanding                          112,918           110,935
   General Partners                                                            (298,412)         (298,510)
   Minimum pension liability                                                     (5,275)             (814)
                                                                           ------------      ------------
       Total Partners' capital (deficit)                                        (46,553)          (46,941)
                                                                           ------------      ------------
                                                                           $    288,407      $    290,905
                                                                           ============      ============




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                        ALLIANCE RESOURCE PARTNERS, L.P.

                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                  YEAR ENDED
                                                                                  DECEMBER 31,
                                                                           ----------------------------
                                                                              2002              2001
                                                                           -----------      -----------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES                                $    87,579      $    63,651

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property, plant and equipment                                   (51,524)         (53,714)
   Proceeds from sale of property, plant and equipment                             124              183
   Purchase of marketable securities                                                --          (33,527)
   Proceeds from the maturity of marketable securities                          10,085           60,840
                                                                           -----------      -----------
       Net cash used in investing activities                                   (41,315)         (26,218)
                                                                           -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Borrowings under revolving credit and working capital facilities             66,400            1,100
   Payments under revolving credit and working capital facilities              (66,400)          (1,100)
   Payments on long-term debt                                                  (15,000)          (3,750)
   Distributions to Partners                                                   (31,440)         (31,440)
                                                                           -----------      -----------
      Net cash used in financing activities                                    (46,440)         (35,190)
                                                                           -----------      -----------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                           (176)           2,243

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                 9,176            6,933
                                                                           -----------      -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                 $     9,000      $     9,176
                                                                           ===========      ===========





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